UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2016, Globalstar, Inc. issued a press release to report 2015 year end financial results. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

During Globalstar’s previously announced conference call at 5 p.m. Eastern Time on February 25, 2016, written presentation materials will be used and will be available on the company’s website. The text of the presentation materials is furnished as Exhibit 99.2 to this Form 8-K.

The information in this Current Report on Form 8-K and the Exhibits attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 4, 2016, Globalstar, Terrapin, Financial West Group and Merriman Capital, L.P. entered into an amendment to the Common Stock Purchase Agreement dated August 7, 2015 and an Assignment and Assumption Agreement regarding the assumption by Merriman Capital, L.P. of the existing engagement letter obligations from Financial West Group.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No.1 to Common Stock Purchase Agreement by and between Globalstar, Inc. and Terrapin Opportunity, L.P.
10.2	Assignment and Assumption Agreement by and among Financial West Group, Merriman Capital, L.P. and Globalstar, Inc.
99.1	Press release dated February 25, 2016
99.2	Presentation materials dated February 25, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ James Monroe III
James Monroe III
Chairman and
Chief Executive Officer

Date: February 25, 2016